UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

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NATIONAL HOLDINGS CORPORATION

Notice of Annual Meeting of Stockholders
To Be Held Thursday, April 4, 2013 at 10:00 A.M. EST

To the Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of National Holdings Corporation (the “Company”) will be held on Thursday, April 4, 2013 at 10:00 A.M. EST at the Company’s offices, located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

1.	To elect three (3) Class III directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified; and

2.	To consider a non-binding advisory resolution on executive compensation;

3.	To consider a non-binding advisory resolution on the frequency (every one, two or three years) of the non-binding vote on executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on February 26, 2013 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the stockholders entitled to notice of and to vote at the Annual Meeting will be made available for inspection by any stockholder of record at the offices of the Company during market hours from February 26, 2013, through the time of the Annual Meeting.

Your vote is very important. For this reason, the Company's Board of Directors is soliciting your proxy to vote your shares of the Company’s common stock, $0.02 par value per share (the “Common Stock”) at the Annual Meeting. The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012 (collectively the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such record holders for completing the mailing of such materials and Annual Report to such beneficial owners.

In voting at the Annual Meeting, each stockholder of record on the Record Date shall be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters.

All stockholders are cordially invited to attend the Annual Meeting in person. We are also providing proxy material access to our stockholders via the Internet. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 4, 2013.” Please give the proxy materials your careful attention.

You may vote by signing, voting and returning the proxy card in the envelope provided. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card. Please review the instructions for each voting option described in this proxy statement. Your prompt cooperation will be greatly appreciated.

The proxy statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report are being mailed to stockholders on or about March 11, 2013.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.

By Order of the Board of Directors /s/ Alan B. Levin Alan B. Levin - Secretary
Boca Raton, Florida
March 11, 2013

NATIONAL HOLDINGS CORPORATION
120 Broadway, 27th Floor
New York, New York 10271

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 4, 2013

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of National Holdings Corporation, a Delaware corporation ("we," "us," "our," "National" and the “Company”), for use at the Annual Meeting of Stockholders to be held on April 4, 2013 (the “Annual Meeting”), and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 A.M. (local time) at the Company’s offices, located at 120 Broadway, 27th Floor, New York, New York 10271. This proxy statement, the enclosed proxy card, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2012, are being mailed on or about March 11, 2013, to stockholders entitled to notice of and to vote at the Annual Meeting.

Record Date

The close of business on February 26, 2013 has been fixed as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 88,416,988 shares of our common stock, $0.02 par value per share (the “Common Stock”).

Quorum

In order for the Company to conduct the Annual Meeting, a majority of the outstanding shares of Common Stock eligible to vote must be represented in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. A "broker non-vote" occurs when a brokerage firm returns a signed proxy card but does not vote shares on a particular proposal because the proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares.

Voting Shares

Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Election of Directors.   With regard to the election of directors (Proposal No. 1), votes may be cast for or votes may be withheld from each nominee. In order to elect directors, a majority of the votes is not required; instead, the nominees will be elected by a plurality of the votes cast, which means that the nominees receiving the most votes will be elected. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will not be counted and will have no effect on the outcome of the election of directors.

Advisory Votes on Executive Compensation.   The results of the advisory vote on the Company's executive compensation (Proposal No. 2) and the advisory vote on the frequency of holding future advisory votes on executive compensation (Proposal No. 3) will not be binding on the Company or the Board of Directors. The Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation and the frequency of future advisory votes on executive compensation.

Voting of Proxies

Shares of Common Stock represented by properly executed proxies, duly returned and not revoked, will be voted in accordance with the instructions contained therein. Except as discussed below with regard to shares held in “street name” by a bank or broker, if no instruction is indicated on the proxy, the shares of Common Stock represented thereby will be voted: (i) "FOR" the election of the Class III Directors for a term ending in 2016; (ii) "FOR" the approval of the non-binding advisory resolution relating to the Company's executive compensation; (iii) in favor of an every "3 YEAR" frequency for the non-binding stockholder vote on executive compensation; and (iv) at the discretion of the person or persons voting the proxy, with respect to any other matter that may properly be brought before the Annual Meeting. The execution of a proxy will in no way affect a stockholder’s right to attend the Annual Meeting and vote in person. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The proposals to elect directors, to conduct the advisory votes on executive compensation and on the frequency of holding future advisory votes on executive compensation, are "non-discretionary" matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") within four business days of the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, and any additional solicitation materials furnished to the stockholders. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 4, 2013

We are providing proxy material access to our stockholders via the Internet. Accordingly, these can be accessed at http://www.nhldcorp.com/investors/financial-reports/shareholders-meeting.aspx . The proxy materials include a copy of this proxy statement, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2012, a copy of the amendment to our annual report on Form 10-K/A for the fiscal year ended September 30, 2012 and a copy of the form of proxy included herein.

Stockholder Proposals for 2014 Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2014 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary at 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432:

•
not later than November 4, 2013, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•
on or before March 2, 2014, if the proposal is submitted for the 2014 annual meeting pursuant to the Company’s by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws.

•
on or after October 5, 2013 but no later than November 4, 2013, if the proposal is submitted for inclusion in our proxy materials for the purpose of nominating a person or persons to the Board of Directors at the 2014 annual meeting of stockholders.

Dissenters’ Right of Appraisal

Under Delaware General Corporation Law § 262(b) and (c), stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Stock directly. Requests in writing should be addressed to: National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, Attention: Secretary. Requests may also be made by calling the Secretary at (561) 981-1007.

Certain Beneficial Owners

The following table sets forth certain information, as of February 26, 2013, concerning the beneficial ownership of our common stock by:

•	each person we know to be the beneficial owner of more than 5% of our common stock;

•	each of our current directors;

•	each of our named executive officers;

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as indicated by footnote the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  The address of named beneficial owners that are officers and/or directors is: c/o National Holdings Corporation, 120 Broadway, 27th Floor, New York, New York 10271.

	Amount and
	Nature of
Name and Address of	Beneficial	Percentage
Beneficial Owner	Ownership (1)	of Class
Mark Klein (1)	18,072,728	20.5%
Robert Fagenson (2)	16,863,806	19.1%
National Securities Growth Partners, LLC (3)	16,697,140	18.9%
COR Capital, LLC (4)	4,673,326	5.2%
Mark Goldwasser (5)	2,445,685	2.7%
Frederic B. Powers III (6)	1,666,667	1.9%
Leonard Sokolow	1,476,956	1.7%
Frank Plimpton	1,511,285	1.7%
Alan Levin	40,500	*
Salvatore Giardina	-	-
Peter Zurkow	-	-
William Lerner	-	-
All executive officers and directors as a group	25,503,597	28.8%
(11 Persons)

*       Less than 1%

(1)
Consists of (i) 307,094 shares of Common Stock held directly by Mr. Klein, (ii) 1,083,333 shares of Common Stock held by M Klein & Company, of which Mr. Klein is the managing member and a majority partner and has sole voting and investment power over such shares, (iii) 16,697,140 shares of Common Stock held by National Securities Growth Partners, LLC (NSGP”), of which Mr. Klein is an officer and indirect owner of one of its members and Mr. Klein and Robert Fagenson have shared voting and investment power over such shares. Mr. Klein disclaims beneficial ownership of the shares of Common Stock owned by NSGP.

(2)
Consists of (i) 166,666 shares Common Stock held the Trust for the benefit of Toby Fagenson, of which Mr, Fagenson is the sole Trustee and has sole voting and investment power over such shares, (ii) 16,697,140 shares of Common Stock held by NSGP, of which Mr. Fagenson is the President of one of members and Mr. Fagenson and Mark Klein have shared voting and investment power over such shares. Mr. Fagenson disclaims beneficial ownership of the shares of Common Stock owned by NSGP.

(3)
Mark Klein, the Company's Co-Executive Chairman and Chief Executive Officer, is an officer and the indirect owner of one of the members of NSGP. Robert Fagenson, the Company's Co-Executive Chairman, is the President of one of the members of NSGP. Bryant R. Riley is the trustee of one of the Members of NSGP and the Chairman of one of the members of NSGP. Messrs. Klein, Fagenson and Riley may be deemed to beneficially own all of the shares of Common Stock owned by NSGP. Each of Messrs. Klein, Fagenson and Riley disclaims beneficial ownership of the shares of Common Stock owned by NSGP. The principal business address of NSGP is 60 Broad Street, New York, NY 10004.

(4)
Information is based on Amendment No. 2 to Schedule 13D filed by COR Capital LLC on January 18, 2012 with the SEC. Consists of (a) 2,620,321 shares of Common Stock and (b) 2.053,005 shares of Common Stock issuable upon exercise of warrants  COR Securities Holdings Inc. ("COR Securities") has the power to direct the vote 4,659,718 shares of Common Stock. In COR Capital LLC's ("COR Capital") capacity as a 34.6% owner of COR Securities, and as the beneficiary of a management agreement with COR Securities conferring certain governance rights on COR Capital, COR Capital may be deemed to beneficially own 4,659,718 shares of Common Stock deemed beneficially owned by COR Securities. As the general partner of OR Equity Income Fund LP (“COR Equity”), COR Capital may be deemed to beneficially own 13,608 shares of Common Stock deemed beneficially owned by COR Equity. As the managing member of COR Capital, Steven Sugarman may be deemed to beneficially own the 4,659,718 shares of Common Stock deemed beneficially owned by COR Securities and the 13,608 shares of Common Stock deemed beneficially owned by COR Equity. Consists of The principal business address of COR Capital is 233 Wilshire Boulevard, Suite 830, Santa Monica, CA, 90401.

(5)
Consists of (i) 1,180,938 shares of common stock issued on the conversion of 14,762 shares of Series A preferred stock in December 2011, (ii) 236,944 shares Common Stock held directly by Mr. Goldwasser, (iii) 7,375 shares of Common Stock held in a individual retirement account for the benefit of Mr. Goldwasser, (iv) 7,375 shares of Common Stock held in an individual retirement account for the benefit of Mr. Goldwasser's wife, (v) 13,050, shares of Common Stock held in trusts for the benefit of Mr. Goldwasser's children, of which Mr. Goldwasser is the sole Trustee and (vi)1,000,000  shares issuable upon exercise of vested stock options.

(6)
Consists of shares owned by Powers Private Equity LLC, of which Mr. Powers is a Managing Director. Mr. Powers may be deemed to own the shares of Common Stock owned by Powers Private Equity LLC. Mr. Powers disclaims beneficial ownership of the shares of Common Stock owned by Powers Private Equity LLC. The principal business address of Powers Private Equity LLC is 100 W. Putnam Avenue, Greenwich CT 06830.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine (9) members and is divided into three (3) classes, one class of which is elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominees to serve as Class III Directors of the Board of Directors are set forth below and each has consented to being named in this proxy statement and has agreed to serve if elected. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.

The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as a director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, proxies may be voted for such substitute nominee or nominees as the Board of Directors may designate.

The Board of Directors recommends that stockholders vote "FOR" the election of each of the director nominees listed below.

Nominees for Director

		Director	Class and Year in
Name	Age	Since	Which term will
			Expire
Mark Goldwasser	54	2001	Class III, 2013
Leonard Sokolow	56	2008	Class III, 2013
Salvatore Guardina (1) (2)	51	2012	Class III, 2013

Directors Continuing in Office

		Director	Class and Year in
Name	Age	Since	Which term will
			Expire
Peter Zurkow (2)	59	2012	Class I, 2014
Robert Fagenson	64	2012	Class I, 2014
William Lerner	73	2013	Class I, 2014
Mark Klein (3)	51	2012	Class II, 2015
Frank Plimpton (1)(2)(3)	58	2010	Class II, 2015
Frederic B. Powers III	47	2013	Class II, 2015
____________________

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee

Set forth below is the principal occupations of each director during the past five (5) years.

Mark D. Klein has been a member of our Board of Directors since March 2012. Mr. Klein has served as Executive Co-Chairman since July 2012 and as Chief Executive Officer since January 2013. Mr. Klein has served as a member of the board of directors of GSV Capital Corp. since 2011. Mr. Klein also served as a director of New University Holdings Corp., a capital pool company listed on the TSX Venture Exchange, since its inception in 2010 through August 2011, when of New University Holdings  merged with ePals, Inc., the world’s largest K-12 learning network provider. In addition, from April 2010 until May 2011, Mr. Klein served as the Chief Executive Officer, President and a Director of 57th Street General Acquisition Corp, a special purpose acquisition company, until it completed a merger with Crumbs Bake Shop. Mr. Klein continues to serve as a Director of Crumbs. Between 2007 and 2009, Mr. Klein served as the Chief Executive Officer, President and a Director of Alternative Asset Management Acquisition Corporation, a special purpose acquisition company he helped form in 2007, and which completed a merger with Great American Group LLC. Mr. Klein continues to serve on the Board of Directors of Great American Group. From 2007 until 2008, Mr. Klein served as the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein served as Chairman of Ladenburg Thalmann & Co. Inc. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece. Mr. Klein has been a portfolio manager of the LTAM Titan Fund, a fund of funds hedge fund, since 2004. Mr. Klein is also a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and Principal. Mr. Klein is a graduate of the J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree, and also received a Bachelor’s of Business Administration Degree with high distinction from Emory University. Our board of directors has concluded Mr. Klein's extensive familiarity with the financial and investment banking industries and experience as a director of other publicly-traded companies provides our board of directors with valuable insight and perspective, and that therefore he is qualified to serve as a member of our board of directors.

Robert Fagenson has been a member of our Board since March 2012 and has served as Executive Co-Chairman since July 2012. Mr. Fagenson has spent the majority of his career at the New York Stock Exchange, where he was Managing Partner of one of largest specialist firms operating on the exchange trading floor. Having sold his firm and subsequently retired from that business in 2007, he has been CEO of Fagenson. & Co., Inc., a 50 year old broker dealer that engaged in institutional brokerage as well as investment banking and money management. On March 1, 2012, Fagenson transferred its brokerage operation, accounts and personnel to National Securities and operates as a branch office of that firm. During his career as a member of the New York Stock Exchange beginning in 1973, he has served as a Governor on the trading floor and was elected to the NYSE Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the Board in 1998 and 1999. He returned to the Board in 2003 and served until the Board was reconstituted with only non-industry directors in 2004. Mr. Fagenson has served on the boards of a number of public companies and presently is the Non-Executive Chairman of Document Security Systems, Inc. (NYSE/Alternext - DMC) and a member of the Board of Cash Technologies Corp. He is also a Director of the National Organization of Investment Professionals (NOIP). In addition to his business related activities, Mr. Fagenson, serves as Vice President and a Director of New York Services for the Handicapped, Treasurer and Director of the Centurion Foundation, Director of the Federal Law Enforcement Officers Association Foundation, Treasurer and Director of the New York City Police Museum and as a Member of the Board of the Sports and Arts in Schools Foundation. He is a Member of the alumni boards of both the Whitman School of Business and the Athletic Department at Syracuse University. He also serves in a voluntary capacity on the boards and committees of many civic, social and community organizations. Mr. Fagenson received his B.S. degree in Transportation Sciences & Finance from Syracuse University in 1970.  Our board of directors believes that Mr. Fagenson's extensive experience in serving on boards of directors and his leadership experience he gained by serving as Chief Executive Officer of Fagenson & Co., Inc., as well as his extensive knowledge of public company governance derived from his many years of service on the board of and as vice chairman of The New York Stock Exchange, qualifies him to serve on our board of directors.

Mark Goldwasser has served as a member of our Board since December 2001. Mr. Goldwasser joined National in June 2000. Mr. Goldwasser has served as our President since January 2013. From December 2001 to January 2013 he served as our Chief Executive Officer and from April 2005 to March 2012 he served as our Chairman. Prior to joining National, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his B.A. with Honors from the University of Capetown in 1979.  Our board of directors believes that Mr. Goldwasser's extensive experience in the broker dealer industry, as well as his extensive knowledge of all aspects of our business that he gained in previously serving as our Chief Executive Officer, qualifies him to serve on our board of directors.

Leonard J. Sokolow served as the chairman of the board of directors of vFinance since January 1, 2007, one of its directors since November 8, 1997 and its Chief Executive Officer since November 8, 1999. Following the merger of vFinacne with National in July 2008, Mr. Sokolow joined National as its Vice Chairman and President and become a member of the board of directors as the nominee of vFinance and served as its President until July 2012 and currently serves as Vice Chairman. From January 5, 2001 through December 31, 2006, Mr. Sokolow was President of vFinance. From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of vFinance’s board of directors. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant banking and strategic consulting firm specializing domestically and internationally in technology industries that is a wholly owned subsidiary of vFinance. Union Atlantic LC has been inactive since September 16, 2005. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002. From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company. Mr. Sokolow received his B.A. degree in Economics from the University of Florida in 1977, a J.D. degree from the University of Florida Levin College of Law in 1980 and an L.L.M. degree in Taxation from the New York University Graduate School of Law in 1982. Mr. Sokolow is a Certified Public Accountant. He is also a director of Consolidated Water Co. Ltd. (Nasdaq: CWCO) and Chairman of its audit committee and a member of the nominations committees, positions he has held since May 2006 and October 2009 respectively, and a director of Alberta Oilsands Inc. (TSX-V:AOS) since April 2010.  Our board of directors believes that Mr. Sokolow's business, leadership and management experience he gained by serving as President of vFinance and Genisis Partners and as Chief Executive Officer of American Growth Fund, as well as his extensive knowledge of all aspects of our business that he gained in serving as our President, qualifies him to serve on our board of directors.

Frank S. Plimpton has served as a member of our Board since June 2010. Mr. Plimpton has over 30 years of experience in reorganizations, investment banking and private equity investing. Mr. Plimpton served as a partner of Matlin Patterson Global Advisors LLC from its inception in July 2002 through 2008, and was a member of its predecessor, the Distressed Securities Group at Credit Suisse First Boston from 1998-2002. Mr. Plimpton worked as a distressed investor with Smith Management Company (1991-1995), Pegasus Financial (1995-1996) and Wexford Capital Advisors (1996-1998); as an M&A/restructuring investment banker with PaineWebber Incorporated (now part of UBS, 1984-1989) and Solomon Brothers, Inc. (now part of Citicorp, 1989-1991); and as a Chapter 11 bankruptcy lawyer with Milbank, Tweed, Hadley & McCloy (1981-1984). Mr. Plimpton is a former director of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), XLHealth Corporation, Renewable BioFuels, LLC, and NorthernStar Natural Gas, LLC. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Booth School of Business. Our board of directors believes that Mr. Plimpton's extensive experience in private equity, reorganizations, investment banking and investing qualifies him to serve on our board of directors.

Salvatore Giardina has served as a member of our Board since October 2012. He has served as Chief Financial Officer of Pragma Securities LLC and its holding company, Pragma Weeden Holdings LLC, since 2009. From 2006 through 2008, Mr. Giardina served as S.V.P. and Chief Financial Officer of G-Trade Services LLC and ConvergEx Global Markets LLC. From 2002 through 2006, Mr. Giardina served as V.P. and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., the publicly-traded holding company of Ladenburg Thalmann & Co., Inc., where Mr. Giardina served as its E.V.P. and Chief Financial Officer from 1998 through 2006 and as its Controller from 1990 through 1998. From 1983 through 1990, Mr. Giardina was an auditor with the national public accounting firm of Laventhol & Horwath. Mr. Giardina is a certified public accountant and is Series 27 registered. Mr. Giardina earned his Bachelor of Business Administration degree from Pace University in 1983.  Our board of directors believes that Mr. Giardina's extensive financial expertise and his practical and management experience in public accounting and corporate finance qualifies him to serve on our board of directors.  Mr. Giardina also serves as our Audit Committee financial expert.

Peter Zurkow has served as a member of our Board since October 2012. He has served as Managing Director and Head of Corporate Finance at Britton Hill Capital since 2011. He is Co-Founder of Gourmetrics, Inc. From 2010 through 2012, Mr. Zurkow served as Acting EVP and Director of Finance and Business Development at Advanced Brain Technologies. From 2007 through 2009, Mr. Zurkow served as Portfolio Manager and Chief Compliance Officer for 12 Meter Management, L.P. / Select 12 Meter Funds. From 2004 through 2007, Mr. Zurkow was a Co-Founder and Managing Member of Fox Hall Investments, LLC. From 2002-2004, Mr. Zurkow was a Managing Director of Investec, Inc. From April 2001 to December 2001, he was a private investor. Prior to joining Investec, from 1992 to April 2001 Mr. Zurkow was a Managing Director in UBS Warburg’s technology investment banking division. He joined UBS in conjunction with its acquisition of Paine Webber Group, where Mr. Zurkow had been a Managing Director in the firm’s investment banking, principal transactions, and fixed income divisions from 1992 to 2000. He was also a Managing Partner of PaineWebber’s alternative asset management arm and a Member of the Investment Committee for the firm’s Employee Pension Fund. Prior to joining PaineWebber, Mr. Zurkow was an Associate Managing Director and a Portfolio Manager in the Risk Arbitrage Department of Wertheim, Schroder. Our board of directors believes that Mr. Zurkow's extensive experience in investing and investment banking qualifies him to serve on our board of directors.

William Lerner has served as a member of our Board since March 2013. For over the last five years, Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania. Since 2006, Mr. Lerner has served as a director/trustee of The Daily Income Fund, a diversified, open-end management investment company, and also serves on its Compensation Committee and is the Chairman of the Compliance and Risk Committee.  Mr. Lerner also served as Branch Chief of the Enforcement Division at the SEC and was a former officer and director of compliance at the American Stock Exchange. Our board of directors believes that Mr. Lerner's perspective as a non-management director and his experience as a corporate lawyer with substantial experience and insight into matters relating to the SEC and the securities markets qualifies him to serve on our board of directors.

Frederic B. Powers III, has served as a member of our Board of Directors since March 2013. Since June 2012, Mr. Powers has served as Managing Director of Powers Private Equity LLC – Family Office, a company that makes direct investments in public and private companies. From 1989 to May 2012, Mr. Powers served in various capacities, including President and Executive Vice President, at Powers Fasteners, Inc., a global manufacturer and distributor of construction products to the professional market. Our board of directors believes that Mr. Powers' perspective as a non-management director and as an investor, as well as his 23 years' executive level experience he gained by serving as President and Executive Vice President of a multinational corporation qualifies him to serve on our board of directors.

Arrangements for Nominations to the Board

Pursuant to a Voting Agreement dated July 1, 2008, each of Mark Goldwasser, Leonard Sokolow and Christopher C. Dewey (a former director of the Company who resigned in April 2011), agreed to vote their shares of Common Stock in favor of Mark Goldwasser, Leonard Sokolow, Christopher C. Dewey, Jorge A. Ortega (a former director who resigned in March 2012), and up to three directors nominated by Mr. Goldwasser and up to one additional director nominated by Mr. Sokolow, and agreed to take all other necessary or desirable action within his control (including, without limitation, execution of written consents or resolutions in lieu of meetings), from time to time and at all times in whatever manner shall be necessary, to ensure that each is continuously nominated to serve as a director of the Company.  The Voting Agreement expires on June 30, 2013.

Mr. Plimpton was elected to the Board of Directors in 2010 pursuant to the terms of a Share Purchase Agreement dated July 21, 2010. Under the terms of the agreement, the Company agreed to take all actions necessary to appoint Mr. Plimpton as a member of the Board of Directors. Furthermore, Mr. Plimpton cannot be removed as a director of the Company by the Board other than as permitted by law.

Corporate Governance

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Amended and Restated Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

Since July 2012, Mark Klein and Robert Fagenson have each served as Executive Co-Chairman of the Board of the Company and as of January 25, 2013, Mr. Klein has also served as Chief Executive Officer. Messrs. Klein and Fagenson are involved in the Company's day-to-day operations and the strategic decision making at the Board level. Based on its most recent review of the Company's leadership structure, the Board continues to believe that this leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. The Board believes that having Messrs. Klein and Fagenson serving in these positions provides the Company with decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. A number of Board and committee processes and procedures, including regular executive sessions of non-management Directors and a regular review of the Company's and our executive officers’ performance, provide substantial independent oversight of the Company's management’s performance. The Board has the ability to change its structure, should that be deemed appropriate and in the best interest of the Company and its stockholders.

The Executive Co-Chairmen of the Board preside at all meetings of the stockholders and of the Board as a whole. The Executive Co-chairmen perform such other duties, and exercise such powers, as from time to time shall be prescribed by the Company's Board of Directors.

Risk Oversight

Assessing and managing risk is the responsibility of our management. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

•
The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

•	The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices.

•
The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and the Company's corporate governance practices. In this regard, the Nominating Committee will conduct an annual evaluation of the Board and its committees, plans for Board member succession, executive officer succession plans and reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and is publicly available on the SEC’s website at www.sec.gov. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Independence

We are currently not listed on any national securities exchange, but in evaluating the independence of our directors, we have applied the independence standards of The Nasdaq Stock Market and those found in the Exchange Act. Under those standards, the Board of Directors has determined that all of the members of the current Board of Directors are independent except Messrs. Goldwasser, Sokolow, Klein and Fagenson.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2012, the Company’s Board of Directors met or acted by unanimous written consent a total of 11 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and committees on which he served during the time he served as a director.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Director Qualifications. Until December 2012, the Board of Directors did not have a separate nominating committee as the Company believed that having the full Board deliberate the nomination process was in the Company’s best interest.  In December 2012, the Board of Directors established a Nominating and Corporate Governance Committee, although prior to such date the Company had a Corporate Governance Committee but it did not also act as the Company's nominating committee. In making its nominations, the Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) considers issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) also considers the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

While the Company does not have a formal diversity policy with respect to director nominations, as noted above, it considers diversity, which it defines broadly to include an appropriate combination of business acumen, educational experience, work experience and the other items noted above, as well as traditional diversity concepts such as race, as one of a number of factors it considers to identify qualified nominees for directors.

Identifying and Evaluating Nominees for Director. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) considers various potential candidates for director. Candidates may come to the attention of the Board through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee (and prior to establishing the Nominating and Corporate Governance Committee, the full Board of Directors) and may be considered at any point during the year.

Stockholder Nominees. Candidates for director recommended by stockholders will be considered by the Nominating and Corporate Governance Committee. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve, and should be sent to the Nominating Committee of the Board of Directors at the address listed on page 13 of this proxy statement.

The Nominating and Corporate Governance Committee and the Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee currently consists of Salvatore Giardina and Frank S. Plimpton. During the fiscal year ended September 30, 2012, the Audit Committee consisted of Leonard Sokolow, Frank Plimpton and Robert Lautz.

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004 and January 27, 2009, a copy of which is available on our website, www.NHLDCorp.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management and the independent public accountants.

Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Board of Directors has determined that Mr. Giardina, and formerly Mr. Sokolow, are financial experts. The Audit Committee meets quarterly and on an as-needed basis. The Committee met four times during the year ended September 30, 2012.

The Audit Committee has submitted the following report:

On December 17, 2012, the Audit Committee met to review the results of the fiscal year 2012 audit. The Audit Committee reviewed the Company’s audited financial statements as of and for the fiscal year ended September 30, 2012, with management and the Company’s independent public accountants, Sherb & Co., LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Sherb & Co., LLP their independence from management and from the Company, and has received the written disclosures and the letter required by Independent Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T from Sherb & Co., LLP confirming their independence.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2012, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Respectfully,

Salvatore Giardina
Frank Plimpton
Robert Lautz

Compensation Committee

The Compensation Committee currently consists of Salvatore Giardina, Frank S. Plimpton and Peter Zurkow. During the fiscal year ended September 30, 2012, the Compensation Committee consisted of Michael Weiss and Jorge Ortega. On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, as amended and restated on January 27, 2009, which contains a detailed description of the committee’s duties and responsibilities, a copy of which is available on our website, www.NHLDCorp.com The Compensation Committee meets annually and on an as-needed basis. The Committee did not meet or act by unanimous written consent during the year ended September 30, 2012.

Nominating and Corporate Governance Committee

In December 2012, the Board of Directors established a Nominating and Corporate Governance Committee. Prior to December 2012, the Company had a Corporate Governance Committee but it did not also act as the Company's nominating committee.  The Nominating and Corporate Governance Committee currently consists of Mark D. Klein and Frank Plimpton. During the fiscal year ended September 30, 2012, the Corporate Governance Committee consisted of Paul Coviello, Frank Plimpton and Jorge Ortega. The Nominating and Corporate Committee does not have a charter. The Nominating and Corporate Governance Committee is responsible for finding, evaluating, considering and proposing nominees to stand for election to the Board of Directors. The Nominating and Corporate Governance Committee assists the Board, on at least an annual basis, by identifying individuals qualified to become board members, and recommending to the Board the Director nominees for the next Annual Meeting of Shareholders.

The Nominating and Corporate Governance Committee was created with certain duties and responsibilities, including,  among other things, setting the Company’s trading policy, monitoring Sarbanes-Oxley matters and resolving Board of Director conflicts. The Corporate Governance Committee meets on an as-needed basis.  The Corporate Governance Committee met once during the year ended September 30, 2012.

Compensation Committee Interlocks and Insider Participation

Except as described below under Certain Relationships and Related Transactions, no member of the Company’s Board of Directors or Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of the Company’s Board of Directors or Compensation Committee.

Procedures for Stockholder Communications to Directors

Stockholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
1200 North Federal Highway, Suite 400
Boca Raton, FL 33432

Director Attendance Policy

Attendance of directors at our annual meetings of stockholders can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are encouraged to attend annual meetings of stockholders; however, attendance is not mandatory. At the 2012 annual meeting of stockholders, two members of the Board were in attendance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS A DIRECTOR OF THE COMPANY.

Executive Officers

The following sets forth information as to persons who served as our executive officers as of February 26, 2013:

Mark Klein, 51 years old. Chief Executive Officer and Co-Chairman. For information regarding Mr. Klein, see “Proposal 1 – Election of Directors”.

Robert Fagenson, 64 years old. Executive Co-Chairman. For information regarding Mr. Fagenson, see “Proposal 1 – Election of Directors”.

Mark Goldwasser, 54 years old. President. For information regarding Mr. Goldwasser, see “Proposal 1 – Election of Directors”.

Alan B. Levin, 49 years old, has been our Chief Financial Officer since the merger with vFinance, Inc. in July 2008. Prior to that, he served as Chief Financial Officer of vFinance since January 2007. Prior to that date, he served as its Interim Chief Financial Officer since July 2006 and its Controller since June 2005. Prior to joining vFinance, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005. Mr. Levin has over 14 years of experience in the brokerage industry serving as a Financial and Operations Principal and 24 years of experience serving in accounting management roles in various industries. He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.

Summary Compensation Table

The following table sets forth the cash compensation paid by the Company to each of Mark Goldwasser, Leonard Sokolow and Alan B. Levin (collectively the "Named Executive Officers") during the fiscal years ended September 30, 2012 and 2011:

Name and Capacity	Year	Salary	Non-equity Incentive Compensation	Options	Other Compensation (3)	Total Compensation
Mark Goldwasser	2012	506,630	$-	$-	$17,666	$524,296
Former Chief Executive Officer	2011	480,785	$-	$-	$-	$480,785
and Current President (1)

Leonard Sokolow	2012	399,838	$-	$-	$47,720	$447,558
Vice Chairman and Former President (2)	2011	480,785	$-	$-	$-	$480,785

Alan B. Levin	2012	215,794	$-	$-	$-	$215,794
Chief Financial Officer	2011	175,123	$20,000	$-	$-	$195,123
________________________

(1) (2)	On January 25, 2013, Mark Goldwasser resigned as our Chief Executive Officer and was appointed as our President. On July 25, 2012, Leonard Sokolow resigned as our President.
(3)	Consists of shares of Common Stock issued pursuant to amended employment agreements dated November 2009.

Mark Goldwasser Employment Agreement

On July 1, 2008, concurrent with the closing of the merger of the Company and vFinance, Inc., Mark Goldwasser entered into a five-year employment agreement with us, pursuant to which Mr. Goldwasser is entitled to receive an annual base salary of $450,000, which will increase 5% per year, and an automobile expense allowance of $1,000 per month.

On November 23, 2009, Mr. Goldwasser’s employment agreement was amended to revise the bonus payable under such agreement. As revised, for the fiscal year beginning October 1, 2009, the bonus will be payable quarterly in an amount equal to seven and one-half (7.5%) percent of the Company’s annual Adjusted EBITDA (as defined below) in excess of $1,500,000 (of which 50% will be paid as soon as practicable in cash after the end of each fiscal quarter (“Paid Portion”), and 50% will accrue until the conclusion of the fiscal year (“Accrued Portion”)).

To the extent that the Adjusted EBITDA for any fiscal year is between $1,500,000 and $4,500,000, up to 100% of the Accrued Portion may, at the Board’s discretion, be satisfied by the issuance of the Company’s restricted Common Stock, at its then fair market value. To the extent that the Adjusted EBITDA for such fiscal year exceeds $4,500,000, the Accrued Portion shall be paid in cash.

For the purpose of the bonuses, “Adjusted EBITDA” means the net income of the Company for a particular fiscal quarter before interest, taxes, depreciation and amortization, adjusted to exclude non-cash compensation expense (including the amortization of costs associated with the issuance of stock options) and write down of forgivable loans. At the conclusion of the fiscal year, the Company and the Executive ‘true up’ the annualized bonus, the Paid Portion and the Accrued Portion, with payment (if any) to be made as soon as practicable following the determination of such ‘true up’ amount. To the extent that the ‘true up’ calculation results in a negative amount (i.e., the Paid Portion exceeds the annualized bonus) then (i) the Company will have no right to clawback such amount from the Executive but (ii) such amount will first be deducted from the annualized bonus (if any) to be paid for future periods. All bonuses will be subject to applicable withholding taxes which will be paid by the Company and other similar deductions and any payment of Accrued Portion payable in Common Stock shall accordingly be calculated net of such withholding on the aggregate bonus amount paid.

Mr. Goldwasser continues to be eligible to such additional bonuses as the Board of Directors of the Company determines based upon the Board’s assessment of his performance in the various areas, which bonuses may be paid in cash and/or Common Stock at the Board’s discretion.

Mr. Goldwasser's employment agreement terminates upon the earliest to occur of: (i) his death; (ii) a termination by the Company by reason of his disability; (iii) a termination by the Company with or without Cause; (iv) a termination by him with or without Good Reason; (v) upon a Change in Control (as defined in the employment agreement); or (vi) the non-renewal of the agreement. Upon the termination due to the death or disability of Mr. Goldwasser, by the Company without Cause, by Mr. Goldwasser with Good Reason, upon a Change of Control, or upon the expiration of the employment agreement if the Company or Mr. Goldwasser refuse to extend the term of the employment agreement, Mr. Goldwasser will be entitled to: (i) any accrued but unpaid salary or bonus or unreimbursed expenses; (ii) any bonus payable for the portion of the fiscal year during which the termination occurs; (iii) 100% of Mr. Goldwasser's base salary (150% in the event of termination by the Company without Cause or by Mr. Goldwasser with Good Reason); (iv) the continuation of health benefits until the earlier of (a) 18 months after termination and (b) the date Mr. Goldwasser accepts other employment; and (v) all unvested options granted pursuant to the employment agreement will become immediately vested and be exercisable for a period of nine months.

Pursuant to the employment agreement, Mr. Goldwasser was granted non-qualified stock options to purchase 1,000,000 shares of Company’s Common Stock at an exercise price of $1.64 per share, which was equal to the average of the 10-day closing market price of the Common Stock prior to the effective date of the employment agreement. As of September 30, 2012 all 1,000,000 shares of Mr. Goldwasser’s options have vested. The options expire June 30, 2015.

Leonard Sokolow Consulting Agreement

On July 25, 2012, the Company and Leonard J. Sokolow executed a consulting agreement (the "Consulting Agreement") which replaced the previous employment agreement between the Company and Mr. Sokolow which was entered into concurrent with the closing of the merger of the Company and vfinance, Inc., and which was subsequently amended on November 23, 2009. The terms of Mr. Sokolow's employment agreement were substantially identical to the terms set forth in Mr. Goldwasser's employment agreement which is described above under "-Mark Goldwasser Employment Agreement" except that Mr. Sokolow served as our President and Vice Chairman of the Board of Directors. Under the Consulting Agreement, Mr. Sokolow will provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters as needed and requested. During the term of Consulting Agreement, Mr. Sokolow will be paid $300,000 per annum. Mr. Sokolow has agreed to remain non-executive Vice Chairman of the Company’s Board of Directors.

Grants of Plan-Based Awards

The Company did not grant any stock options or non-equity incentive compensation in the fiscal year ended September 30, 2012 to the Named Executive Officers.

No options were exercised by the Named Executive Officers in the fiscal year ended September 30, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of September 30, 2012 for Mark Goldwasser. As of September 30, 2012, there were no outstanding option awards for Leonard Sokolow and Alan Levin.

	Options Grant	Number of Securities Underlying Unexercised Options at Fiscal Year End		Option Exercise	Option Expiration
Name	Date (1)	Exercisable	Unexercisable	Price	Date

Mark Goldwasser	7/1/2008	1,000,000	-	$1.64	6/30/2015
____________________
(1)	These options were issued in connection with the merger with vFinance, Inc.

Director’s Compensation

Each outside director is paid a director’s fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of Common Stock each year of their tenure on the day after the date of the Company’s Annual Meeting of Stockholders, which fully vest six (6) months after the date of issuance. Outside directors may also be granted options to purchase shares of Common Stock based on their service to the Company, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. The Company reimburses all directors for expenses incurred traveling to and from Board of Directors meetings. The Company does not pay inside directors any compensation for their service as director. The compensation for directors was approved by the disinterested members of the Board of Directors.

 The following table summarizes the compensation of our outside directors for fiscal year 2012:

Name	Fees Paid	Options Awards	Total Compensation

Michael Weiss (1)	$4,303	$-	$4,303

Robert Lautz (2)	$15,000	$-	$15,000

Marshall Geller (3)	$205	$-	$205

Jorge Ortega (4)	$3,688	$-	$3,688

Frank Plimpton	$15,000	$-	$15,000
___________________________
(1)	Mr. Weiss resigned from the Board of Directors on April 14, 2012.
(2)	Mr. Lautz resigned from the Board of Directors on February 13, 2013
(3)	Mr. Geller resigned from the Board of Directors on January 5, 2012.
(4)	Mr. Ortega resigned from the Board of Directors on March 30, 2012

Equity Compensation Plan Information

The following table sets forth information as of September 30, 2012 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)

Equity compensation plans approved by securities holders	16,029,943	(1)	$0.65	5,188,000	(2)
__________________

(1) Includes options issued and outstanding under the 2006 and 2008 Stock Option Plans.

(2) Includes options available for issuance under the 2006 and 2008 Stock Option Plans.

Employment Agreements

Messrs. Goldwasser and Sokolow entered into employment agreements with the Company dated July 1, 2008, as amended on November 23, 2009. On July 25, 2012, Mr. Sokolow and the Company entered into a Consulting Agreement which replaced Mr. Sokolow's employment agreement. See “Compensation of the Chief Executive Officer and President”.

Mr. Levin entered into an automatically renewing one-year employment agreement on July 1, 2008 pursuant to which he is employed as the Chief Financial Officer of the Company. Under the terms of the agreement, Mr. Levin receives an annual base salary of approximately $200,000. The agreement renews annually for a one-year term unless either party gives notice of non-renewal. In addition to his base salary, he is entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the Board of Directors based upon the assessment by the President of the Company of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth, new business development, investor relations, communications with the Board of Directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer or the Board of Directors.

Pension Benefits

Other than our 401(k) plan, we do not maintain any plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not maintain any deferred compensation plans.

Potential Termination and Change in Control Payments

Mark Goldwasser and Alan Levin are the only Named Executive Officers who have employment agreements with us that provides for potential payments in the event of their termination.

Pursuant to the employment agreements governing the employment of the aforementioned with us, they would be entitled to compensation upon termination of their agreement by us without Cause, by the individuals for “Good Reason,” or as a result of non-renewal of the agreement by either party, or as a result of his disability or his death, or upon a change of control. According to the employment agreements:

“Good Reason” means: (i) the assignment to the executive of any duties inconsistent in any material respect with the executive’s position; (ii) the Company’s material failure or refusal to perform any of the compensation obligations required to be performed in accordance with the agreement after a reasonable notice and an opportunity to cure same; (iii) a material diminution in title, duties, responsibilities, reporting relationship or positions; (iv) the relocation of the executive’s principal office location; (v) any decrease in salary or bonuses payable pursuant to the terms of the agreement without the executive’s written consent; (vi) in the case of Mr. Levin, the cessation of his position for any reason without his written consent; and (vii) in the case of Mr. Goldwasser, excludes the hiring of a new chief executive officer and/or the appointment of Messrs. Fagenson and Klein as Co-Chairmen of the Board of Directors. Any one of these events shall not be deemed to constitute Good Reason if, within a 30-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by the Company.

“Cause” shall mean (i) the executive’s commission of a felony or other crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries or affiliates; (ii) alcoholism or drug addiction that materially impairs the executive’s ability to perform his duties; (iii) the substantial and repeated failure to perform duties as reasonably directed by the Board (or in the case of Mr. Levin, as reasonably directed by the President), after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of executive’s fiduciary duty owed to the Company or any of its subsidiaries or affiliates; (v) acts of willful misconduct or gross negligence with respect to the Company or any of its subsidiaries or affiliates; (vi) any material breach of the agreement which are not cured after reasonable notice is provided; or (vii) action taken by a regulatory body or self-regulatory organization that substantially impairs the executive’s ability to perform his duties pursuant to the employment agreement.

“Change in Control” means (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (ii) approval by the Company’s stockholders of a complete dissolution or liquidation of the Company; or (iii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors of the Company.

“Accrued Obligations” shall mean (i) all accrued but unpaid salary, compensation or other benefits through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with the agreement; (iii) all benefits due under the terms and rules of any Company compensation or benefit plan in which the executive participates, including without limitation, any Company option plans, or otherwise required by applicable law; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the end of the term of employment; and (v) rights to indemnification by virtue of the executive’s position as an officer or director of the Company or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by the Company, in accordance with its terms thereof.

Mark Goldwasser, Former Chief Executive Officer and Current President

If Mr. Goldwasser is terminated by us without Cause or by Mr. Goldwasser for Good Reason, he would be entitled to receive (i) a severance payment equal to 150% of Mr. Goldwasser’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Goldwasser, his spouse and dependents were participating immediately prior thereto.

Assuming if Mr. Goldwasser is terminated as a result of a Change in Control, the Company not renewing the agreement upon its expiration either without Cause or Mr. Goldwasser not renewing the agreement due to Good Reason, or upon Mr. Goldwasser’s death or disability, he would be entitled to receive (i) a severance payment equal to 100% of Mr. Goldwasser’s prior year’s salary; (ii) all accrued bonuses; (iii) all Accrued Obligations; and (iv) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Goldwasser, his spouse and dependents were participating immediately prior thereto. In the event of Mr. Goldwasser’s termination due to Cause or without Good Reason, Mr. Goldwasser would be entitled only to all Accrued Obligations.

Mr. Goldwasser’s option agreements contain clauses that provide that in the event of a Change in Control of the Company, the non-renewal of the employment agreement as set forth above, the termination of employment for Good Reason or without Cause or upon the death or disability of Mr. Goldwasser, all outstanding stock options become fully vested in the holder.

Alan Levin, Chief Financial Officer

Assuming if Mr. Levin is terminated by us without Cause, in the event of a Change in Control, by Mr. Levin for Good Reason or upon Mr. Levin’s death or disability, he would be entitle to receive (i) a severance payment equal to 50% of Mr. Levin’s prior year’s salary; (ii) all Accrued Obligations, and (iii) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Levin, his spouse and dependents were participating immediately prior thereto. In the event of Mr. Levin’s termination due to Cause, without Good Reason or the non-renewal of Mr. Levin’s employment agreement, Mr. Levin would have been entitled only to all Accrued Obligations.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company’s directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2012 the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them except as follows:

•	Marshall S. Geller filed a late Form 4 for a transaction that occurred on December 27, 2011;

•	Robert E. Lautz, Jr. filed a late Form 4 for a transaction that occurred on December 27, 2011; and

•	Each of Mark D. Klein, Robert Fagenson and Bryant R. Riley filed a late Form 3 for a transaction that occurred on March 30, 2012.

Review, approval, or notification of transactions with related persons

The Board of Directors reviews and votes on transactions, arrangements and relationships between the Company and any of its directors, director nominees, executive officers, beneficial owners of more than 5% of the Common Stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the Related Transaction must recuse himself from the Board of Directors vote on such matter. A majority vote of the remaining Board of Directors members is required for approval of the Related Transaction. Before such vote, the Board of Directors members who are independent of the Related Transaction review, among other things, the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved;

•	the terms of the transaction;

•	the benefits to the Company;

•	the costs to the Company;

•	the benefits to the Company’s stockholders;

•	the availability of other sources for comparable products, services, or financial benefits; and

•	whether the transaction is on terms that are no less favorable to the Company than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

Messrs. Geller and Coviello (former directors of the Company who resigned in January 2012), Plimpton, Goldwasser, Sokolow and Levin have brokerage accounts and margin agreements with either National Securities or vFinance Investments. Mr. Levin has a margin agreement with vFinance Investments but has not maintained a margin balance. The transactions, borrowings and interest charges in these accounts, if any, are handled in the ordinary course of business and are consistent with similar third party customer accounts.

On January 18, 2011, the Company formed a joint venture called OPN Holdings, LLC (“OPN” or the “Joint Venture”) with Opus Point Partners, LLC (“Opus”) by entering into (i) a joint venture limited liability company operating agreement (the “JV Agreement”), by and between the Company and Opus and (ii) an interim funding and services agreement by and between the Company, National Securities Corporation and OPN (the “Interim Funding Agreement,” and together with the JV Agreement, the “OPN JV Agreements”). By their terms, the OPN JV Agreements were effective as of January 14, 2011.

The Joint Venture is the holding company for an investment banking business focused on global life sciences. The Joint Venture, which includes corporate finance, advisory, capital markets and sales, will initially operate through a segregated business unit of the Company’s FINRA-registered wholly-owned subsidiary National Securities Corporation (“NSC”). The Interim Funding Agreement covers this initial period and requires OPN to advance operating and payroll expenses to NSC, and will be effective until OPN has formed and registered its own broker-dealer pursuant to FINRA regulations.

Initial capital contributions to OPN included approximately $1.0 million in cash. Profits and losses of OPN were to be allocated among the Company and Opus in proportion to their percentage interests in the Joint Venture. In April 2012, we transferred our 50% interest in OPN to OPUS and its desginess.

Between March 2012 and July 2012, the Company issued and sold to National Securities Growth Partners LLC ("NSGP"), the primary principals of which include Messrs. Klein and Fagenson, convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes”). The Notes were convertible into units of the Company consisting of (i) the Company’s Series E preferred stock, par value $0.01 per share, which was convertible into shares of Common Stock and (ii) a warrant exercisable for shares of Common Stock. In conjunction with the closing of the private placement, the Company entered into a Conversion and Exchange Agreement and a Warrant Exchange Agreement (the "Series E Conversion and Exchange Agreement") with NSGP pursuant to which, among other things, (i) NSGP converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock in accordance with the terms and conditions of the Notes (the "Note Conversion"); (ii) then, following the Note Conversion, NSGP converted all of its Series E Preferred Stock into 10,000,000 shares of Common Stock, and (iii) then, exchanged all of its warrants to purchase Common Stock for 6,697,140 shares of Common Stock.

On July 25, 2012, the Company and Leonard J. Sokolow executed a consulting agreement (the "Consulting Agreement"), which replaced the previous employment agreement between the Company and Mr. Sokolow which was entered into concurrent with the closing of the merger of the Company and vFinance, Inc., and which was subsequently amended on November 23, 2009. Under the Consulting Agreement, Mr. Sokolow will provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters as needed and requested. During the term of Consulting Agreement Mr. Sokolow will be paid $300,000 per annum.

On January 25, 2013, Messrs. Klein, Fagenson Goldwasser and Levin purchased 1,000,000, 166,666, 66,666 and 25,000 shares of Common Stock, respectively, in the private placement at a purchase price of $0.30 per share.

Mr. Fagenson is also a party to an Independent Contractor Agreement, dated February 27, 2012, with the NSC, whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York (the “Branch”), Mr. Fagenson is to receive 50% of any net income accrued at the Branch and his daughter, Stephanie Fagenson, is to receive an annual salary of $72,000.

Independent Public Accountants

Effective January 1, 2013, Sherb & Co., LLP, ("Sherb"), the independent registered public accounting firm of National Holdings Corporation, combined its practice with RBSM LLP ("RBSM"). As a result of the combination and upon notice by Sherb to the Company, on January 29, 2013 Sherb was dismissed as the Company's independent registered public accounting firm and RBSM was engaged as the Company's independent registered public accounting firm.

The principal accountant's reports of Sherb on the financial statements of the Company as of and for the two years ended September 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The principal accountant’s reports of Sherb on the financial statements of the Company for the years ended September 30, 2012 and 2011 contained an explanatory paragraph disclosing the uncertainty regarding the Company’s ability to continue as a going concern.

During the two years ended September 30, 2012 and 2011 and through the date of this Current Report on Form 8-K, there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Sherb's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the two years ended September 30, 2012 and through the date of this Current Report on Form 8-K, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the two years ended September 30, 2012 and 2011 and through the date of this Current Report on Form 8-K, the Company did not consult with RBSM with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees. Fees for services performed by Sherb during fiscal year 2012 relating to the audit of our consolidated annual financial statements, and the review of our consolidated quarterly financial statements included in our Forms 10-Q were approximately $120,000. Fees for services performed by Sherb during fiscal year 2011 relating to the audit of our consolidated annual financial statements and the review of our consolidated quarterly financial statements included in our Forms 10-Q were approximately $147,000.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees paid in fiscal years 2012 or 2011.

Tax Fees. The fees billed in fiscal years 2012 and 2011 for tax compliance, tax advice or tax planning amounted to $58,000 and $56,000, respectively.

All Other Fees. There were no other fees paid.

Pre-Approval Policies. Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee. No representatives of Sherb are expected to attend the Annual Meeting, so stockholders will not have any opportunity to ask Sherb questions at the meeting.

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION TO APPROVE THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors is submitting a "Say on Pay" proposal for stockholder consideration as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The proposal enables our stockholders to cast an advisory vote to approve the compensation of the Company's named executive officers as disclosed in the accompanying compensation tables in this Proxy Statement.

The Board of Directors believes that the Company's compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of stockholders. In particular, the Company's compensation program is designed to:

•	provide compensation that will attract and retain superior talent and reward Company executives based upon Company and individual performance;

•	support a performance oriented environment;

•	foster commonality of interest between executives and stockholders through the use of equity-based incentives and by encouraging executive stock ownership; and

•	provide an appropriate mix between short-term and long-term compensation that encourages a balanced focus on short-term profit goals and long-term value creation.

This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related narrative discussion, is hereby APPROVED."

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote "FOR" approval of this resolution.

PROPOSAL NO. 3

PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS)
OF THE NON-BINDING STOCKHOLDER VOTE RELATING TO COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also requires that the Company's stockholders have an opportunity to vote on how often the Company should include a say on pay vote in its proxy materials for future annual meetings of stockholders. Under this Proposal No. 3, stockholders may vote to conduct the say on pay vote every year, every two years, or every three years, or may abstain from voting in response to the resolution set forth below.

"RESOLVED, that an advisory vote of the Company's stockholders relating to the compensation of the Company's named executive officers be held at an annual meeting of stockholders every year, every two years, or every three years, whichever frequency receives the highest number of stockholder votes in connection with the adoption of this resolution."

The Board of Directors has determined that a say on pay vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company. In making this determination, the Board considered whether an advisory vote at this frequency provides our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results, while avoiding more emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years also will permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies which have occurred since the last say on pay vote on executive compensation.

The option of every one year, two years, or three years that receives the highest number of votes cast will be the option selected by stockholders. However, because this vote is advisory only and therefore is non-binding on the Board of Directors, the Board may decide that it is in the best interests of the Company's stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by stockholders.

The Board of Directors recommends a vote for the option of once every “Three Years” as the frequency with which stockholders are provided with an advisory vote on executive compensation.

OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors /s/ Alan B. Levin Alan B. Levin Secretary

NATIONAL
HOLDINGS CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 4, 2013.

Vote by Internet

- Go to **www.investorvote.com/NHLD**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board of Directors of the Company recommends a vote FOR the listed nominees, FOR Proposal 2, and "Three Years" on Proposal 3.

1. Nominees:

	For	Against	Abstain
01 - Mark Goldwasser	☐	☐	☐
02 - Leonard Sokolow	☐	☐	☐
03 - Salvatore Giardina	☐	☐	☐

	For	Against	Abstain
2. To approve the non-binding advisory resolution relating to the compensation of the Company's Named Executive Officers.	☐	☐	☐

	One Year	Two Years	Three Years	Abstain
3. To approve the non-binding advisory vote to hold an advisory vote on executive compensation every one year, two years or three years, as indicated.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1UPX NHLD1

01LF9C

155136_Company_Blanks_Proxy_PACKAGE_000000 000000 A

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NATIONAL
HOLDINGS CORPORATION

Proxy — National Holdings Corporation

The undersigned stockholder of National Holdings Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Mark Klein, Robert Fagenson and Mark Goldwasser, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of the Company, to be held on April 4, 2013 at 10:00 A.M. at 120 Broadway, 27th Floor New York, New York 10271 and at any adjournments thereof, with respect to the matters specified on the reverse side.

This proxy will be voted as directed, but if no direction is indicated, and the shares are not held in street name, it will be voted (I) **FOR** the election of the three director nominees, (II) **FOR** the approval of the non-binding advisory resolution relating to the compensation of the Company's Named Executive Officers, and (III) in favor of an every "3 year" frequency for the non-binding vote on executive compensation.

The Board of Directors of the Company recommends that you vote (I) **FOR** the election of the three director nominees, (II) **FOR** the approval of the non-binding advisory resolution relating to the compensation of the Company's Named Executive Officers, and (III) in favor of an every "3 year" frequency for the non-binding vote on executive compensation.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.